Seaport District Hughes Landing Three Merriweather New York, NY Houston, TX Columbia, MD Supplemental Information Three months ended September 30, 2018 NYSE: HHC The Howard Hughes Corporation, 13355 Noel Road, 22nd Floor, Dallas, TX 75240 HowardHughes.com 214.741.7744

Cautionary Statements Cautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on February 26, 2018. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations, or FFO, core funds from operations, or Core FFO, adjusted funds from operations, or AFFO, and net operating income, or NOI. FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non- GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development- related marketing costs and Equity in earnings from Real Estate and Other Affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as a reconciliation of our GAAP Operating Assets Earnings Before Taxes ("EBT") segment measure to NOI. Non- GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, certain officers and shareholders on Forms 3, 4 and 5. HowardHughes.com 214.741.7744 2

Table of Contents Table of Contents FINANCIAL OVERVIEW PORTFOLIO OVERVIEW PORTFOLIO PERFORMANCE DEBT & OTHER Company Profile 4 MPC Portfolio 12 Lease Expirations 14 Debt Summary 23 Financial Summary 6 Portfolio Key Metrics 13 Stabilized Properties 15 Property-Level Debt 24 Balance Sheets 7 Unstabilized Properties 17 Ground Leases 26 Statements of Operations 8 Under Construction Properties 18 Definitions 27 Income Reconciliations 9 Acquisitions / Dispositions 19 Reconciliations of Non-GAAP 28 NOI by Region 10 MPC Land 20 Ward Village Condos 21 Other Assets 22 HowardHughes.com 214.741.7744 3

Company Profile - Summary & Results

Company Overview - Q3 2018

Exchange / Ticker	NYSE:	HHC
Share Price - September 30, 2018	$	124.22
Diluted Earnings / Share	$	0.54
FFO / Diluted Share	$	1.24
Core FFO / Diluted Share	$	1.67
AFFO / Diluted Share	$	1.63

Recent Company Highlights

DALLAS--(PRNewswire)--Sept. 24, 2018-- The Howard Hughes Corporation announced that it has closed on a secured, non-recourse corporate credit facility with loan proceeds of up to $700 million, comprised of a $615 million term loan and an $85 million revolver. Additionally, The Howard Hughes Corporation will have the right to increase the revolver by $50 million through the facility's accordion feature.

LAS VEGAS--(PRNewswire)--Sept. 18, 2018--The Howard Hughes Corporation, owner of the Las Vegas 51s, announced today a two-year Player Development Contract (PDC) between the Las Vegas 51s and the Oakland A's. The Las Vegas 51s, the city's professional Triple-A baseball team and a member of the Pacific Coast League (PCL), will begin the 2019 season in their new stadium the Las Vegas Ballpark, which is currently under construction in Downtown Summerlin.

NEW YORK--(PRNewswire)--Sept. 12, 2018--The Howard Hughes Corporation celebrated last week the opening of 10 Corso Como in the historic Seaport District, marking a milestone in the Lower Manhattan neighborhood's ongoing transformation into a fashion, cultural, culinary and entertainment hub. Formally opened on Friday, September 7 in conjunction with New York Fashion Week, the store is the only U.S. location for the iconic Milan-based fashion destination and features an Italian café and restaurant, fashion, design objects and books, beauty, a garden, as well as an art gallery.

Operating Portfolio by Region



From Wall St. to Waikiki
Elk Grove
CALIFORNIA
Summerlin
LAS VEGAS
Ward Village
HAWAII
110 N. Wacker
CHICAGO
Landmark
VIRGINIA
Houston MPCs
Riverwalk
NEW ORLEANS
Seaport District
NEW YORK
Downtown Columbia
MARYLAND

Q3 2018 MPC & Condominium Results

$ in millions



Summerlin
86%
3Q18
MPC
EBT
$88.9M
Bridgeland
14%

$ in millions



Waiea
100%
3Q18
Condo
Gross Profit
$1.9M

Q3 2018 MPC EBT

Bridgeland	$	13.0
Columbia		(0.4)
Summerlin		77.8
The Woodlands/The Woodlands Hills		(1.5)
Total	**$**	**88.9**

Q3 2018 Condo Gross Profit

Waiea	$	2.0
Anaha		(0.1)
Ke Kilohana		—
Ae`o		—
Total	**$**	**1.9**

Howard Hughes
HowardHughes.com 214.741.7744 4

Company Profile - Summary & Results (con't)

Path to Projected Annual Stabilized NOI

Currently Under Construction

$ in millions


Hotel 2%
Other 8%
Retail 3%
Projected Stabilized NOI
$85.1M
Office 52%
Multifamily 35%

Retail & Office S.F.	2,430,200
Multifamily Units	1,639
Hotel Keys	66
Other Units	—
Projected Stabilized NOI $	85.1

Currently Unstabilized

$ in millions


Hotel 41%
Retail 7%
Other 2%
Projected Stabilized NOI
$66.6M
Multifamily 6%
Office 45%

Retail & Office S.F.	1,438,691
Multifamily Units	437
Hotel Keys	705
Other Units	1,408
Projected Stabilized NOI $	66.6

Currently Stabilized

$ in millions


Retail 40%
Hotel 3%
Other 5%
Projected Stabilized NOI
$165.9M
Multifamily 14%
Office 38%

Retail & Office S.F.	5,171,937
Multifamily Units	1,622
Hotel Keys	205
Other Units	—
Projected Stabilized NOI $	165.9

Total

$ in millions


Retail 23%
Multifamily 18%
Hotel 10%
Other 6%
Projected Stabilized NOI
$317.6M
Office 43%

Retail & Office S.F.	9,040,828
Multifamily Units	3,698
Hotel Keys	976
Other Units	1,408
Projected Stabilized NOI $	317.6

Q3 2018 - Operating Results by Property Type

Currently Under Construction

$ in millions


3Q18
Under Construction
NOI
($3.7M)

Currently Unstabilized

$ in millions


Hotel 54%
3Q18
Unstabilized
NOI
$7.0M
Retail 11%
Other 1%
Multifamily 5%
Office 29%

Currently Stabilized

$ in millions


Retail 41%
Multifamily 13%
3Q18
Stabilized
NOI
$35.4M
Hotel 3%
Office 43%

Total

$ in millions


Retail 37%
Multifamily 11%
Hotel 12%
3Q18
Total
NOI
$38.7M
Office 40%

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI until we have greater clarity with respect to the performance of our tenants; however, the operating portion of Seaport is included in 3Q18 Operating Results by Property Type. See page 18 for Stabilized NOI Yield and other project information

Howard Hughes.
HowardHughes.com 214.741.7744 5

Financial Summary

Company Profile	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	YTD Q3 2018	YTD Q3 2017
Share price[1]	$124.22	$132.50	$139.13	$131.27	$117.93	$124.22	$117.93
Market Capitalization[2]	$5.4b	$5.7b	$6.0b	$5.9b	$5.1b	$5.4b	$5.1b
Enterprise Value[3]	$8.2b	$8.3b	$8.3b	$7.9b	$7.5b	$8.2b	$7.5b
Weighted avg. shares - basic (*in thousands*)	43,066	42,573	42,976	42,860	42,845	43,023	40,860
Weighted avg. shares - diluted (*in thousands*)	43,317	42,942	43,363	43,120	43,267	43,281	43,098
Total diluted share equivalents outstanding (*in thousands*)[1]	43,194	43,325	43,301	44,917	43,380	43,080	43,380
Earnings Profile (in *thousands* except for Avg. NOI margin)							
Operating Segment Income							
Revenues	$96,528	$89,752	$87,525	$80,727	$77,651	$273,805	$237,582
Expenses	($58,728)	($44,231)	($43,988)	($45,566)	($41,492)	($146,947)	($123,019)
Company's Share of Equity Method Investments NOI and Cost Basis Investment	$891	$664	$4,010	$1,084	$1,186	$5,565	$6,700
Net Operating Income[4]	$38,691	$46,185	$47,547	$36,245	$37,345	$132,423	$121,263
Avg. NOI margin	40%	52%	54%	45%	48%	48%	51%
MPC Segment Earnings							
Total revenues	$143,135	$62,765	$55,765	$87,832	$64,929	$261,665	$211,711
Total expenses[5]	($70,316)	($37,088)	($36,449)	($43,300)	($37,299)	($143,853)	($113,418)
Interest (expense) income, net[6]	$6,626	$6,808	$6,392	$6,390	$6,355	$19,826	$17,902
Other (loss) income, net	$18	$—	$—	$—	$—	$18	$—
Equity in earnings in Real Estate and Other Affiliates	$9,454	$14,100	$11,128	$1,682	$6,480	$34,682	$21,552
MPC Segment EBT[6]	$88,917	$46,585	$36,836	$52,604	$40,465	$172,338	$137,747
Condo Gross Profit							
Revenues[7]	$8,045	$20,885	$10,837	$122,043	$113,852	$39,767	$342,208
Expenses[7]	($6,168)	($28,816)	($6,729)	($85,152)	($86,531)	($41,713)	($253,209)
Condo Net Income	$1,877	($7,931)	$4,108	$36,891	$27,321	($1,946)	$88,999
Debt Summary (in *thousands* except for percentages)							
Total debt payable[8]	$3,296,486	$3,163,771	$2,915,220	$2,877,789	$3,014,280	$3,296,486	$3,014,280
Fixed rate debt outstanding at end of period	$1,651,695	$1,643,194	$1,522,488	$1,526,875	$1,508,746	$1,651,695	$1,508,746
Weighted avg. rate - fixed	4.60%	4.60%	4.98%	5.04%	4.99%	4.60%	4.99%
Variable rate debt outstanding at end of period, excluding condominium financing	$1,411,932	$1,355,523	$1,299,119	$1,317,311	$1,310,265	$1,411,932	$1,310,265
Weighted avg. rate - variable	4.78%	3.37%	4.32%	4.10%	3.67%	4.78%	3.67%
Condominium debt outstanding at end of period	$232,859	$165,054	$93,613	$33,603	$195,269	$232,859	$195,269
Weighted avg. rate - condominium financing	6.04%	5.93%	5.78%	4.49%	7.98%	6.04%	7.98%
Leverage ratio (debt to enterprise value)	39.54%	37.59%	34.92%	36.20%	39.90%	39.61%	39.90%

(1) Presented as of period end date.
(2) Market capitalization = Closing share price at of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(3) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(4) Net Operating Income = Operating Assets NOI excluding properties sold or in redevelopment + Company's Share of Equity Method Investments NOI and the annual Distribution from our Cost Basis Investment. Prior periods have been adjusted to be consistent with fiscal 2018 presentation.
(5) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including MPC-level G&A and real estate taxes on remaining residential and commercial land.
(6) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(7) Revenues in 2018 represent "Condominium rights and unit sales" and expenses represent "Condominium rights and unit cost of sales" as stated in our GAAP financial statements, based on the new revenue standard adopted January 1, 2018. Prior year periods are presented based on the percentage of completion method ("POC") and are therefore not comparable to the current period.
(8) Represents Total mortgages, notes, and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.

Howard Hughes. HowardHughes.com 214.741.7744 6

Balance Sheets

(In thousands, except shares and par value amounts)	Q3 2018 Unaudited	Q3 2017 Unaudited	FY 2017	FY 2016
ASSETS				
Investment in real estate:				
Master Planned Communities assets	$ 1,621,168	$ 1,667,496	$ 1,642,278	$ 1,669,561
Buildings and equipment	2,510,945	2,155,071	2,238,617	2,027,363
Less: accumulated depreciation	(359,445)	(303,887)	(321,882)	(245,814)
Land	302,858	314,383	277,932	320,936
Developments	1,825,847	1,124,079	1,196,582	961,980
Net property and equipment	5,901,373	4,957,142	5,033,527	4,734,026
Investment in real estate and other affiliates	107,720	89,155	76,593	76,376
Net investment in real estate	6,009,093	5,046,297	5,110,120	4,810,402
Cash and cash equivalents	454,080	601,934	861,059	665,510
Restricted cash	158,468	360,281	103,241	249,629
Accounts receivable, net	15,437	9,608	13,041	9,883
Municipal Utility District receivables, net	237,567	193,100	184,811	150,385
Notes receivable, net	40,220	46	5,864	155
Deferred expenses, net	95,811	76,692	80,901	64,531
Prepaid expenses and other assets, net	286,194	435,738	370,027	416,887
Total Assets	$ 7,296,870	$ 6,723,696	$ 6,729,064	$ 6,367,382
LIABILITIES AND EQUITY				
Liabilities				
Mortgages, notes and loans payable	$ 3,261,210	$ 2,993,448	$ 2,857,945	$ 2,690,747
Deferred tax liabilities	148,770	237,013	160,850	200,945
Warrant liabilities	—	—	—	332,170
Accounts payable and accrued expenses	705,864	462,853	521,718	572,010
Total Liabilities	**$ 4,115,844**	**$ 3,693,314**	**$ 3,540,513**	**$ 3,795,872**
Equity				
Common stock: $.01 par value; 150,000,000 shares authorized, 43,538,420 shares issued and 43,033,127 outstanding as of September 30, 2018 and 43,300,253 shares issued and 43,270,880 outstanding as of December 31, 2017	$ 436	$ 433	$ 433	$ 398
Additional paid-in capital	3,318,747	3,295,586	3,302,502	2,853,269
Accumulated deficit	(157,602)	(258,629)	(109,508)	(277,912)
Accumulated other comprehensive income (loss)	4,450	(9,017)	(6,965)	(6,786)
Treasury stock, at cost, 505,293 and 29,373 shares as of September 30, 2018 and December 31, 2017, respectively	(60,743)	(1,763)	(3,476)	(1,231)
Total stockholders' equity	3,105,288	3,026,610	3,182,986	2,567,738
Noncontrolling interests	75,738	3,772	5,565	3,772
Total Equity	**$ 3,181,026**	**$ 3,030,382**	**$ 3,188,551**	**$ 2,571,510**
Total Liabilities and Equity	$ 7,296,870	$ 6,723,696	$ 6,729,064	$ 6,367,382
Share Count Details (In thousands)				
Shares outstanding at end of period (including restricted stock)	43,033	43,207	43,271	39,790
Dilutive effect of stock options[1]	114	171	200	277
Dilutive effect of warrants[2]	47	2	1,446	2,894
Total Diluted Share Equivalents Outstanding	**43,194**	**43,380**	**44,917**	**42,961**

(1) Stock options assume net share settlement calculated for the year-to-date period presented.
(2) Warrants assume net share settlement and incremental shares for dilution calculated as of the date presented.

Howard Hughes. HowardHughes.com 214.741.7744 7

Statements of Operations

(In thousands, except share amounts)		Q3 2018		Q3 2017		YTD Q3 2018		YTD Q3 2017
		Unaudited		Unaudited		Unaudited		Unaudited
Revenues:								
Condominium rights and unit sales	$	8,045	$	113,852	$	39,767	$	342,208
Master Planned Communities land sales		127,730		54,906		226,727		177,531
Minimum rents		53,244		44,654		153,156		136,053
Tenant recoveries		12,806		11,586		37,808		34,627
Hospitality revenues		19,108		17,776		64,738		57,190
Builder price participation		8,685		5,472		19,394		14,613
Other land revenues		7,145		4,561		15,988		19,606
Other rental and property revenues		20,397		5,929		42,266		17,309
Total revenues		257,160		258,736		599,844		799,137
Expenses:								
Condominium rights and unit cost of sales		6,168		86,531		41,713		253,209
Master Planned Communities cost of sales		57,183		29,043		109,609		88,288
Master Planned Communities operations		13,044		8,180		33,956		24,881
Other property operating costs		42,942		21,354		91,847		60,153
Rental property real estate taxes		8,519		7,678		24,148		21,765
Rental property maintenance costs		4,456		3,380		11,604		10,016
Hospitality operating costs		14,723		13,525		45,707		41,534
Provision for doubtful accounts		2,282		448		4,417		1,728
Demolition costs		2,835		175		16,166		303
Development-related marketing costs		7,218		5,866		20,484		14,787
General and administrative		20,645		22,362		71,795		63,423
Depreciation and amortization		31,123		35,899		88,398		96,193
Total expenses		211,138		234,441		559,844		676,280
Operating income before other items		46,022		24,295		40,000		122,857
Other:								
Gains on sales of properties		—		237		—		32,452
Other (loss) income, net		(3,710)		(160)		(3,444)		750
Total other		(3,710)		77		(3,444)		33,202
Operating Income		42,312		24,372		36,556		156,059
Interest income		2,080		1,764		6,759		3,171
Interest expense		(21,670)		(17,241)		(57,182)		(49,547)
Loss on redemption of senior notes due 2021		—		—		—		(46,410)
Warrant liability loss		—		—		—		(43,443)
Gain on acquisition of joint venture partner's interest		—		—		—		5,490
Equity in earnings from real estate and other affiliates		8,612		7,467		39,297		25,821
Income before taxes		31,334		16,362		25,430		51,141
Provision for income taxes		7,487		5,846		5,628		31,846
Net income		23,847		10,516		19,802		19,295
Net income attributable to noncontrolling interests		(482)		(12)		(51)		(12)
Net income attributable to common stockholders	$	23,365	$	10,504	$	19,751	$	19,283
Basic income per share	$	**0.54**	$	**0.25**	$	**0.46**	$	**0.47**
Diluted income per share	$	**0.54**	$	**0.24**	$	**0.46**	$	**0.45**

The Company's 2018 three and nine month results are presented in accordance with Topic 606, the new revenue standard adopted January 1, 2018. Please refer to Note 2 in the Company's Form 10-Q for further information.

Howard Hughes.
HowardHughes.com 214.741.7744 8

Reconciliations of Net Income to FFO, Core FFO and AFFO

(In thousands, except share amounts)	Q3 2018	Q3 2017	YTD Q3 2018	YTD Q3 2017
RECONCILIATIONS OF NET INCOME TO FFO	Unaudited	Unaudited	Unaudited	Unaudited
Net income attributable to common stockholders	$ 23,365	$ 10,504	$ 19,751	$ 19,283
Add:				
Segment real estate related depreciation and amortization	28,880	33,979	82,085	90,342
Gains on sales of properties	—	(237)	—	(32,452)
Income tax expense (benefit) adjustments - deferred				
Gains on sales of properties	—	83	—	12,164
Reconciling items related to noncontrolling interests	482	12	51	12
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	1,186	963	3,871	2,896
FFO	**$ 53,913**	**$ 45,304**	**$ 105,758**	**$ 92,245**
Adjustments to arrive at Core FFO:				
Acquisition expenses	$ —	$ —	$ —	$ 32
Loss on redemption of senior notes due 2021	—	—	—	46,410
Gain on acquisition of joint venture partner's interest	—	—	—	(5,490)
Warrant loss	—	—	—	43,443
Severance expenses	139	361	420	2,449
Non-real estate related depreciation and amortization	2,243	1,920	6,313	5,851
Straight-line amortization	(3,676)	(2,257)	(10,104)	(6,903)
Deferred income tax expense (benefit)	7,179	6,897	4,621	19,280
Non-cash fair value adjustments related to hedging instruments	(394)	68	(1,262)	399
Share based compensation	2,877	1,663	8,231	5,352
Other non-recurring expenses (development related marketing and demolition costs)	10,053	6,041	36,650	15,090
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	191	132	441	423
Core FFO	**$ 72,525**	**$ 60,129**	**$ 151,068**	**$ 218,581**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (1,519)	$ (3,541)	$ (10,684)	$ (10,156)
Leasing Commissions	(244)	(738)	(1,694)	(2,027)
AFFO	**$ 70,762**	**$ 55,850**	**$ 138,690**	**$ 206,398**
FFO per diluted share value	**$ 1.24**	**$ 1.05**	**$ 2.44**	**$ 2.14**
Core FFO per diluted share value	**$ 1.67**	**$ 1.39**	**$ 3.49**	**$ 5.07**
AFFO per diluted share value	**$ 1.63**	**$ 1.29**	**$ 3.20**	**$ 4.79**

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NOI by Region

Property	% Ownership (a)	Total Sq. Ft.	Total Units	3Q18 Occupied (#) Sq. Ft.	3Q18 Occupied (#) Units	3Q18 Leased (#) Sq. Ft.	3Q18 Leased (#) Units	3Q18 Occupied (%) Sq. Ft.	3Q18 Occupied (%) Units	3Q18 Leased (%) Sq. Ft.	3Q18 Leased (%) Units	3Q18 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Stabilized Properties														
Office - Houston	100%	1,477,006	—	1,413,335	—	1,424,820	—	96%	—%	96%	—%	$38,743	$40,060	—
Office - Columbia	100%	1,049,790	—	979,785	—	992,426	—	93%	—%	95%	—%	16,725	17,678	—
Office - Summerlin	100%	206,279	—	197,307	—	203,271	—	96%	—%	99%	—%	5,507	5,700	—
Retail - Houston	100%	292,652	—	282,054	—	285,106	—	96%	—%	97%	—%	9,636	9,903	—
Retail - Columbia	100%	89,199	—	89,199	—	89,199	—	100%	—%	100%	—%	2,066	2,200	—
Retail - Hawaii	100%	918,669	—	854,884	—	864,142	—	93%	—%	94%	—%	21,744	21,421	—
Retail - Other	100%	265,021	—	256,820	—	256,820	—	97%	—%	97%	—%	5,648	6,500	—
Retail - Summerlin	100%	823,450	—	727,740	—	731,443	—	88%	—%	89%	—%	20,648	26,300	—
Multi-Family - Houston (d)	100%	23,280	1,097	23,126	1,019	23,126	1,054	99%	93%	99%	96%	12,584	16,600	—
Multi-Family - Columbia (d)	50%	13,591	380	13,591	358	13,591	365	100%	94%	100%	96%	2,728	3,500	—
Multi-Family - Summerlin	100%	—	124	—	120	—	120	—%	97%	—%	97%	2,154	2,200	—
Multi-Family - New York (d)	100%	13,000	21	13,000	21	13,000	21	100%	100%	100%	100%	435	600	—
Hospitality - Houston	100%	—	205	—	169	—	169	—%	82%	—%	82%	5,151	4,500	—
Other Assets (e)	—	—	—	—	—	—	—	—%	—%	—%	—%	8,549	8,775	—
Total Stabilized Properties (f)												**$152,318**	**$165,937**	—
Unstabilized Properties														
Office - Houston	100%	909,594	—	485,433	—	528,631	—	53%	—%	58%	—%	$7,114	$20,958	2.3
Office - Columbia	100%	330,727	—	248,516	—	248,516	—	75%	—%	75%	—%	2,298	8,600	2.4
Retail - Houston (g)	100%	83,497	—	67,138	—	69,534	—	80%	—%	83%	—%	1,180	1,700	0.0
Retail - Hawaii	100%	86,847	—	70,301	—	80,164	—	81%	—%	92%	—%	922	2,709	1.0
Multi-Family - Columbia (d)	50%	28,026	437	6,672	292	6,672	309	24%	67%	24%	71%	1,382	4,000	1.0
Hospitality - Houston	100%	—	705	—	454	—	454	—%	64%	—%	64%	19,290	27,000	2.0
Self Storage - Houston	100%	—	1,408	—	826	—	826	—%	59%	—%	59%	273	1,600	2.0
Total Unstabilized Properties												**$32,459**	**$66,567**	**2.0**

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NOI by Region (con't)

Property	% Ownership (a)	Total Sq. Ft.	Total Units	3Q18 Occupied (#) Sq. Ft.	3Q18 Occupied (#) Units	3Q18 Leased (#) Sq. Ft.	3Q18 Leased (#) Units	3Q18 Occupied (%) Sq. Ft.	3Q18 Occupied (%) Units	3Q18 Leased (%) Sq. Ft.	3Q18 Leased (%) Units	3Q18 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Under Construction Properties														
Office - Houston	100%	203,000	—	—	—	203,000	—	—%	—%	100%	—%	—	$5,100	1.0
Office - Columbia	100%	320,000	—	—	—	150,000	—	—%	—%	47%	—%	—	9,200	5.0
Office - Summerlin	100%	325,000	—	—	—	225,335	—	—%	—%	69%	—%	(5)	7,600	1.5
Office - Other	33%	1,500,000	—	—	—	584,664	—	—%	—%	39%	—%	—	22,441	5.0
Retail - Houston	100%	60,300	—	—	—	46,825	—	—%	—%	78%	—%	(4)	1,668	2.0
Retail - Hawaii	100%	21,900	—	—	—	21,900	—	—%	—%	100%	—%	—	1,081	2.0
Multi-Family - Houston	100%	—	990	—	—	—	—	—%	—%	—%	—%	1	15,904	4.4
Multi-Family - Columbia	100%	—	382	—	—	—	—	—%	—%	—%	—%	—	9,162	5.0
Multi-Family - Summerlin	100%	—	267	—	—	—	—	—%	—%	—%	—%	—	4,400	2.0
Hospitality - New York	35%	—	66	—	—	—	—	—%	—%	—%	—%	(381)	1,300	0.0
Other - Houston	100%	—	—	—	—	—	—	—%	—%	—%	—%	—	217	1.0
Other - Summerlin	100%	—	—	—	—	—	—	—%	—%	—%	—%	—	7,000	1.0
Total Under Construction Properties												**($389)**	**$85,073**	**3.7**
Total/ Wtd. Avg. for Portfolio												**$184,388**	**$317,577**	**3.3**

(a) Includes our share of NOI for our joint ventures.
(b) Annualized 3Q18 NOI includes distribution received from cost method investment in 1Q18. For purposes of this calculation, this one time annual distribution is not annualized.
(c) Table above excludes Seaport NOI until we have greater clarity with respect to the performance results of our tenants. See page 18 for Stabilized NOI Yield and other project information.
(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(e) Other assets are primarily made up of our share of equity method investments not included in other categories. These assets can be found on page 15 of this presentation.
(f) For Stabilized Properties, the difference between 3Q18 Annualized NOI and Stabilized NOI is attributable to a number of factors which may include timing, free rent or other temporary abatements, tenant turnover and market factors.
(g) Retail - Houston in the Unstabilized Properties section is inclusive of retail in Bridgeland.
(h) Office - Other in the Under Construction Properties section is inclusive of 110 North Wacker in Chicago.

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MPC Portfolio MPC Portfolio ($ in thousands) Nevada Texas Maryland Total (c) MPC Performance - 3Q18 & 3Q17 MPC Net Contribution (3Q18) (b) $90,697 $547 $(395) $90,849 MPC Net Contribution (3Q17) (b) $30,727 $(11,439) $(313) $18,975 Operating Asset Performance - 2018 & Future Annualized 3Q18 In-Place NOI $32,120 $98,814 $25,063 $155,997 Est. Stabilized NOI (Future) (d) $57,105 $150,058 $54,341 $261,504 Wtd. Avg. Time to Stab. (yrs.) 1.6 2.5 4.0 — (a) Commercial acres may be developed by us or sold. (b) Reconciliation from GAAP MPC segment earnings before tax (EBT) measure to MPC Net Contribution for the three months ended September 30, 2018 is found under Reconciliation of Non-GAAP Measures on page 29. (c) Total excludes NOI from non-core operating assets, and NOI from core assets within Hawaii and New York as these regions are not defined as MPCs. (d) Est. Stabilized NOI (Future) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction. HowardHughes.com 214.741.7744 12

Portfolio Key Metrics

	MPC Regions						Non-MPC Regions			
	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Columbia Columbia, MD	Total MPC Regions	Hawaii Honolulu, HI	Seaport New York, NY	Other	Total Non-MPC
Operating - Stabilized Properties										
Office s.f.	1,477,006	—	—	206,279	1,049,790	2,733,033	—	—	—	—
Retail s.f.	315,932	—	—	823,450	102,790	1,242,172	918,669	13,000	265,021	1,196,690
Multifamily units	1,097	—	—	124	380	1,601	—	21	—	21
Hotel Rooms	205	—	—	—	—	205	—	—	—	—
Self Storage Units	—	—	—	—	—	—	—	—	—	—
Operating - Unstabilized Properties										
Office s.f.	909,594	—	—	—	330,727	1,240,321	—	—	—	—
Retail s.f. (a)	—	—	83,497	—	28,026	111,523	86,847	—	—	86,847
Multifamily units	—	—	—	—	437	437	—	—	—	—
Hotel rooms	705	—	—	—	—	705	—	—	—	—
Self Storage Units	1,408	—	—	—	—	1,408	—	—	—	—
Operating - Under Construction Properties										
Office s.f.	203,000	—	—	325,000	320,000	848,000	—	—	1,500,000	1,500,000
Retail s.f. (b)	60,300	—	—	—	—	60,300	21,900	—	—	21,900
Multifamily units	678	—	312	267	382	1,639	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	66	—	66
Self Storage Units	—	—	—	—	—	—	—	—	—	—
Residential Land										
Total gross acreage/condos (c)	28,475 ac.	2,055 ac.	11,470 ac.	22,500 ac.	16,450 ac.	80,950 ac.	1,379	n.a.	n.a.	1,379
Current Residents (c)	116,000	—	8,800	108,000	112,000	344,800	n.a.	n.a.	n.a.	—
Remaining saleable acres/condos	184	1,399	2,345	3,324	n.a.	7,252	9	n.a.	n.a.	9
Estimated price per acre (d)	677	273	382	589	n.a.		n.a.	n.a.	n.a.	—
Commercial Land										
Total acreage remaining	762	171	1,533	793	97	3,356	n.a.	n.a.	n.a.	—
Estimated price per acre (e)	873	n.a.	583	n.a.	n.a.		n.a.	n.a.	n.a.	—

Portfolio Key Metrics herein include square feet, units and rooms included in joint venture projects. sq. ft. and units are not shown at share. Retail s.f. includes multi-family s.f.
(a) Retail Sq. ft. within the Summerlin region excludes 381,767 sq. ft. of anchors.
(b) Retail Sq. ft. within New York region excludes 449,527 sq. ft for Pier 17, Uplands and Tin Building, pending final plans for this project.
(c) Acreage shown as of September 30, 2018; current residents shown as of December 31, 2017.
(d) Residential pricing represents average price per acre in 2018.
(e) Commercial pricing: estimate of current value based upon recent sales, third party appraisals and third party MPC experts. At all MPCs except Bridgeland, commercial pricing represents average price per acre in 2017. Bridgeland and The Woodlands were the only MPCs with commercial sales in 2018; the sale of 1.56 acres in The Woodlands did not cause the average price to change.

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Lease Expirations Lease Expirations Office and Retail Lease Expirations Total Office and Retail Portfolio as of September 30, 2018 Office Expirations (a) Retail Expirations (a) Annualized Cash Rent Percentage of Wtd. Avg. Annualized Cash Annualized Cash Rent Percentage of Wtd. Avg. Annualized Cash Expiration Year (In thousands) Annualized Cash Rent Rent Per Leased Sq. Ft. (In thousands) Annualized Cash Rent Rent Per Leased Sq. Ft. 2018 $ 524 0.50% $ 28.90 $ 1,163 0.97% $ 29.49 2019 7,538 7.25% 29.15 6,103 5.10% 43.05 2020 8,678 8.34% 30.88 8,790 7.35% 51.26 2021 6,511 6.26% 32.23 7,600 6.36% 28.42 2022 14,558 14.00% 32.77 5,954 4.98% 48.12 2023 13,356 12.84% 29.50 10,551 8.82% 49.91 2024 12,363 11.89% 30.03 7,129 5.96% 42.41 2025 8,479 8.15% 33.68 25,259 21.13% 55.33 2026 1,990 1.91% 33.41 4,985 4.17% 35.87 2027 13,949 13.42% 28.91 5,198 4.35% 40.46 Thereafter 16,048 15.44% 42.00 36,830 30.81% 34.75 Total $ 103,994 100.00% $ 119,562 100.00% (a) Excludes leases with an initial term of 12 months or less HowardHughes.com 214.741.7744 14

Stabilized Properties

(Dollars in thousands)

Property	Location	% Ownership	Rentable Sq. Ft./Units	Q3 2018 % Occ.	Q3 2018 % Leased	Annualized Q3 2018 NOI	Est. Stabilized NOI
Office							
3 Waterway Square	Houston, TX	100 %	232,021	96 %	100 %	$ 6,913	$ 6,900
4 Waterway Square	Houston, TX	100 %	218,551	100 %	100 %	6,752	6,856
1400 Woodloch Forest	Houston, TX	100 %	95,667	92 %	92 %	1,756	1,890
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	7,522	7,696
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	(60)	410
3831 Technology Forest	Houston, TX	100 %	95,078	100 %	100 %	2,333	2,268
9303 New Trails	Houston, TX	100 %	97,967	63 %	64 %	1,089	1,800
One Hughes Landing	Houston, TX	100 %	197,719	99 %	100 %	6,443	6,240
Two Hughes Landing	Houston, TX	100 %	197,714	95 %	95 %	5,994	6,000
10-70 Columbia Corporate Center	Columbia, MD	100 %	889,145	93 %	94 %	13,586	14,330
Columbia Office Properties	Columbia, MD	100 %	62,038	100 %	100 %	1,343	1,402
One Mall North	Columbia, MD	100 %	98,607	92 %	92 %	1,795	1,947
One Summerlin	Las Vegas, NV	100 %	206,279	96 %	99 %	5,507	5,700
Total Office			**2,733,075**			**$ 60,973**	**$ 63,439**
Retail							
20/25 Waterway Avenue	Houston, TX	100 %	50,062	100 %	100 %	$ 1,751	$ 2,013
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	563	400
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	57	217
Creekside Village Green	Houston, TX	100 %	74,670	90 %	90 %	2,127	2,097
Hughes Landing Retail	Houston, TX	100 %	126,131	99 %	100 %	4,312	4,375
Waterway Garage Retail	Houston, TX	100 %	21,513	93 %	100 %	825	800
Columbia Regional	Columbia, MD	100 %	89,199	100 %	100 %	2,066	2,200
Ward Village Retail	Honolulu, HI	100 %	918,669	93 %	94 %	21,744	21,421
Downtown Summerlin	Las Vegas, NV	100 %	823,450	88 %	89 %	20,648	26,300
Outlet Collection at Riverwalk	New Orleans, LA	100 %	265,021	97 %	97 %	5,648	6,500
Total Retail			**2,388,991**			**$ 59,741**	**$ 66,323**

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Stabilized Properties (con't)

(Dollars in thousands)

Property	Location	% Ownership	Rentable Sq. Ft. / Units	Q3 2018 % Occ.	Q3 2018 % Leased	Annualized Q3 2018 NOI	Est. Stabilized NOI
Residential							
Millennium Six Pines Apartments	Houston, TX	100%	314	95 %	97%	$ 3,718	$ 4,500
Millennium Waterway Apartments	Houston, TX	100%	393	92 %	96%	2,633	4,600
One Lakes Edge	Houston, TX	100%	23,280 / 390	99% / 92%	99% / 95%	6,233	7,500
The Metropolitan	Columbia, MD	50%	13,591 / 380	100% / 94%	100% / 96%	2,728	3,500
Constellation	Las Vegas, NV	100%	124	97%	97%	2,154	2,200
85 South Street	New York, NY	100%	13,000 / 21	100% / 100%	100% / 100%	435	600
Total Residential			**49,871 / 1,622**			**$ 17,901**	**$ 22,900**
Hotel							
Embassy Suites at Hughes Landing (a)	Houston, TX	100%	205	82%	82%	$ 5,151	$ 4,500
Total Hotel			**205**			**$ 5,151**	**$ 4,500**
Other							
Sarofim Equity Investment	Houston, TX	20%	NA	NA	NA	$ 2,200	$ 2,200
Stewart Title of Montgomery County, TX	Houston, TX	50%	NA	NA	NA	1,034	1,034
Woodlands Ground Leases	Houston, TX	100%	NA	NA	NA	1,662	1,662
Hockey Ground Lease	Las Vegas, NV	100%	NA	NA	NA	470	470
Summerlin Hospital Distribution	Las Vegas, NV	100%	NA	NA	NA	3,435	3,435
Other Assets	Various	100%	NA	NA	NA	(253)	(27)
Total Other			**NA**			**$ 8,548**	**$ 8,774**
Total Stabilized						**$ 152,314**	**$ 165,936**

(a) Hotel property Percentage Occupied is the average for Q3 2018.

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Unstabilized Properties

(Dollars in thousands)

Project Name	Location	% Ownership	Rentable Sq. Ft. / Units	Q3 2018 % Occ. (a)	Q3 2018 % Leased (a)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q3 2018 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Office											
Three Hughes Landing	Houston, TX	100%	320,815	63%	68 %	$ 75,461	$ 90,162	$ 2,482	$ 7,600	2020	8%
1725 Hughes Landing	Houston, TX	100%	331,754	71%	78 %	55,688	74,994	4,776	6,900	2020	9%
Lakefront North (c)	Houston, TX	100%	257,025	19%	19 %	55,070	77,879	(144)	6,458	2021	8%
One Merriweather	Columbia, MD	100%	206,588	85%	85 %	72,819	78,187	2,578	5,100	2020	7%
Two Merriweather	Columbia, MD	100%	124,139	58%	58 %	32,030	40,941	(280)	3,500	2021	9%
Total Office			**1,240,321**			**$ 291,068**	**$ 362,163**	**$ 9,412**	**$ 29,558**		
Retail											
Lakeland Village Center	Houston, TX	100%	83,497	80%	83 %	$ 14,183	$ 16,274	$ 1,180	$ 1,700	2019	10%
Anaha & Ae`o Retail (d)	Honolulu, HI	100%	86,847	81%	92 %	—	—	922	2,709	2019	n.a.
Total Retail			**170,344**			**$ 14,183**	**$ 16,274**	**$ 2,102**	**$ 4,409**		
Residential											
m.flats/TEN.M (d)	Columbia, MD	50%	28,026 / 437	24% / 67%	24% / 71%	$ 53,400	$ 54,673	$ 1,382	$ 4,000	2019	7%
Total Residential			**28,026/ 437**			**$ 53,400**	**$ 54,673**	**$ 1,382**	**$ 4,000**		
Hotel											
The Woodlands Resort & Conference Center	Houston, TX	100%	403	58%	58 %	$ 72,360	$ 72,360	$ 11,721	$ 16,500	2020	13%
The Westin at The Woodlands	Houston, TX	100%	302	77%	77 %	93,443	98,444	7,569	10,500	2020	11%
Total Hotel			**705**			**$ 165,803**	**$ 170,804**	**$ 19,290**	**$ 27,000**		
Other											
HHC 242 Self-Storage	Houston, TX	100%	654	62%	62 %	$ 8,216	$ 8,607	$ 156	$ 800	2020	9%
HHC 2978 Self-Storage	Houston, TX	100%	754	56%	56 %	7,828	8,476	116	800	2020	9%
Total Other			**1,408**			**$ 16,044**	**$ 17,083**	**$ 272**	**$ 1,600**		
Total Unstabilized						**$ 540,498**	**$ 620,997**	**$ 32,458**	**$ 66,567**		

(a) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of September 30, 2018. Each Hotel property Percentage Occupied is the average for Q3 2018.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) Lakefront North development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 21 of this supplement.

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Under Construction Projects

Dollars in thousands, except per sq. ft. and unit amounts

Owned & Managed

Project Name	City, State	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased[1]	Project Status	Const. Start Date	Est. Stabilized Date[2]	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Stabilized NOI Yield
Office											
110 North Wacker[3]	Chicago, IL	33%	1,500,000	39%	Under construction	Q1 2018	2023	15,589	51,428	22,441	8%
100 Fellowship Dr	Houston, TX	100%	203,000	100%	Under construction	Q2 2017	Q4 2019	42,069	63,278	5,100	8%
Aristocrat	Las Vegas, NV	100%	180,000	100%	Under construction	Q2 2017	Q1 2019	26,151	46,661	4,100	9%
Two Summerlin	Las Vegas, NV	100%	145,000	55%	Under construction	Q2 2017	2020	30,145	49,320	3,500	7%
6100 Merriweather[4]	Columbia, MD	100%	320,000	47%	Under construction	Q1 2018	2023	18,315	138,221	9,200	7%
Total Office			**2,348,000**					**$ 132,269**	**$ 348,908**	**$ 44,341**	
Retail											
Seaport - Uplands / Pier 17[5]	New York, NY	100%	449,527	66%	Under construction	Q4 2013	Q1 2021	476,360	731,000	43,000 - 58,000	6% - 8%
Ke Kilohana[6]	Honolulu, HI	100%	21,900	100%	Under construction	Q4 2016	2019	—	—	1,081	—%
Lake Woodlands Crossing	Houston, TX	100%	60,300	78%	Under construction	Q4 2017	Q4 2020	8,523	15,381	1,668	11%
Total Retail			**531,727**					**$ 484,883**	**$ 746,381**	**$45,749 - 60,749**	
Other											
Summerlin Ballpark[7]	Las Vegas, NV	100%	n.a.	n.a.	Under construction	Q1 2018	2019	27,246	114,670	7,000	6%
Hughes Landing Daycare	Houston, TX	100%	n.a.	n.a.	Under construction	Q3 2018	2019	141	2,706	217	8%
Total Other			**n.a.**					**$ 27,387**	**$ 117,376**	**$ 7,217**	

Project Name	City, State	% Ownership	Est. Number of Units	Monthly Est. Rent Per Unit	Project Status	Const. Start Date	Est. Stabilized Date[2]	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Stabilized NOI Yield
Multi-family											
Columbia Multi-family	Columbia, MD	100%	382	$2,053	Under construction	Q2 2018	2023	$ 14,426	$ 116,386	$ 9,162	8%
Creekside Apartments	Houston, TX	100%	292	$1,538	Under construction	Q1 2017	Q4 2019	33,212	42,111	3,500	8%
Tanager Apartments[8]	Las Vegas, NV	100%	267	$1,924	Under construction	Q1 2018	Q3 2020	15,573	59,276	4,400	7%
Two Lakes Edge	Houston, TX	100%	386	$2,690	Under construction	Q3 2018	2024	2,638	107,706	8,529	8%
Bridgeland Apartments	Houston, TX	100%	312	$1,686	Under construction	Q2 2018	2021	5,529	48,412	3,875	8%
Total Multi-family			**1,639**					**$ 71,378**	**$ 373,891**	**$ 29,466**	
Total Under Construction								**$ 715,917**	**$ 1,586,556**	**$126,734 - $141,774**	

(1) Represents leases signed as of September 30, 2018 and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(2) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(3) 110 North Wacker represents our member only. We are not including OH allocations, Development Fees and Leasing Commissions in Costs Incurred and Est. Total Cost (Excl Land). Est. Total Cost (Excl. Land) represents HHC's total cash equity requirement. Development costs incurred represent HHC's equity in the project at September 30, 2018. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalization of the project. It does not include the impact of the partnership distribution waterfall. In Q3 2018, an additional 58,000 rentable square feet were added to 110 North Wacker. This decreased the overall Percent Pre-Leased to 39% from the prior quarter's 42%, however there has been no decrease in the actual square footage pre-leased.
(4) Three Merriweather was renamed to 6100 Merriweather in Q3 2018.
(5) Seaport - Uplands / Pier 17 Estimated Rentable sq. ft. and costs are inclusive of the Tin Building, the plans for which are being finalized. Develop. Costs Incurred and Est. Total Costs are shown net of insurance proceeds of approximately $54 million.
(6) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 21 of this supplement.
(7) Est. Total Cost (Excl. Land) and Stabilized NOI Yield are exclusive of $27 million of costs to acquire the franchise.
(8) Downtown Summerlin Apartments was renamed to Tanager Apartments in Q3 2018.

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Acquisition / Disposition Activity

In thousands, except rentable SF / Units / Acres

3Q 2018 Acquisitions

Date Acquired	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Acquisition Price
9/7/2018	Lakefront North	100%	Houston, TX	257,025 sq ft / 12.9 acres	$ 53,000

3Q 2018 Dispositions

Date Sold	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Sale Price

No disposition activity in Q3 2018

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Master Planned Community Land

(Dollars in thousands)	The Woodlands Q3 2018	The Woodlands Q3 2017	The Woodlands Hills Q3 2018	The Woodlands Hills Q3 2017	Bridgeland Q3 2018	Bridgeland Q3 2017	Summerlin Q3 2018	Summerlin Q3 2017	Maryland Q3 2018	Maryland Q3 2017	Total Q3 2018	Total Q3 2017
Revenues:												
Residential land sale revenues	$ 7,205	$ 7,493	$ 1,688	$ —	$ 16,035	$ 6,458	$ 101,313	$ 38,521	$ —	$ —	$ 126,241	$ 52,472
Commercial land sale revenues	1,362	—	—	—	127	2,234	—	199	—	—	1,489	2,433
Builder price participation	39	125	—	—	225	49	8,421	5,298	—	—	8,685	5,472
Other land sale revenues	1,893	1,738	10	7	1,055	162	3,349	2,231	413	413	6,720	4,551
Total revenues	$ 10,499	$ 9,356	$ 1,698	$ 7	$ 17,442	$ 8,903	$ 113,083	$ 46,249	$ 413	$ 413	$ 143,135	$ 64,928
Expenses:												
Cost of sales - residential land	$ (3,426)	$ (3,722)	$ (753)	$ —	$ (5,758)	$ (2,187)	$ (45,787)	$ (22,373)	$ —	$ —	$ (55,724)	$ (28,282)
Cost of sales - commercial land	(1,426)	—	—	—	(32)	(647)	—	(113)	—	—	(1,458)	(760)
Real estate taxes	(1,395)	(1,493)	(82)	(24)	(625)	(582)	(989)	1,671	(134)	(154)	(3,225)	(582)
Land sales operations	(4,457)	(3,366)	(1,216)	(239)	(1,296)	(1,203)	(2,193)	(2,241)	(668)	(549)	(9,830)	(7,598)
Depreciation and amortization	(34)	(30)	—	—	(37)	(19)	(8)	(24)	—	(1)	(79)	(74)
Total Expenses	$ (10,738)	$ (8,611)	$ (2,051)	$ (263)	$ (7,748)	$ (4,638)	$ (48,977)	$ (23,080)	$ (802)	$ (704)	$ (70,316)	$ (37,296)
Net interest capitalized (expense)	(1,182)	(1,092)	223	133	3,315	2,698	4,270	4,617	—	—	6,626	6,356
Other income, net	18	—	—	—	—	—	—	—	—	—	18	—
Equity in earnings from real estate affiliates	—	—	—	—	—	—	9,454	6,480	—	—	9,454	6,480
EBT	$ (1,403)	$ (347)	$ (130)	$ (123)	$ 13,009	$ 6,963	$ 77,830	$ 34,266	$ (389)	$ (291)	$ 88,917	$ 40,468
Key Performance Metrics:												
Residential												
Total acres closed in current period	13.3	11.1	5.6	—	42.4	17.5	160.8	57.7	NM	NM		
Price per acre achieved	$542	$675	$301	NM	$378	$369	$572	$546	NM	NM		
Avg. gross margins	52.0 %	50.0%	55.0%	NM	64.0%	66.0%	55.0%	42.0%	NM	NM		
Commercial												
Total acres closed in current period	1.6(d)	—	—	—	—	—	—	—	—	—		
Price per acre achieved	$851	NM	NM	NM	NM	NM	NM	NM	NM	NM		
Avg. gross margins	(5.0)%	NM	NM	NM	75.0%	71.0%	NM	39.0%	NM	NM		
Avg. combined before-tax net margins	43.0 %	50.0%	55.0%	NM	64.0%	67.0%	55.0%	42.0%	NM	NM		

Key Valuation Metrics	Woodlands		The Woodlands Hills		Bridgeland		Summerlin		Maryland
Remaining saleable acres									
Residential	184		1,399		2,345		3,324		—
Commercial	762		171		1,533		793		97 (a)
Projected est. % superpads / lot size	—%	—	—%	—	—%	—	88%	0.25 ac	NM
Projected est. % single-family detached lots / lot size	66%	0.30	87%	0.29 ac	89%	0.16 ac	—%	—	NM
Projected est. % single-family attached lots / lot size	34%	0.09	13%	0.13 ac	10%	0.12 ac	—%	—	NM
Projected est. % custom homes / lot size	—%	—	—%	—	1%	1.00 ac	12%	0.45 ac	NM
Estimated builder sale velocity (blended total - TTM) (b)	33		—		50		113		NM
Gross margin range (GAAP), net of MUDs (c)	43.0%		55.0%		64.0%		55.0%		NM
Projected gross margin range (Cash), net of MUDs (c)	99.4%		85.9%		75.4%		75.4%		NM
Residential sellout / Commercial buildout date estimate									
Residential	2023		2029		2034		2039		—
Commercial	2026		2028		2045		2039		2021

(a) Does not include 31 commercial acres held in the Strategic Development segment in Downtown Columbia.
(b) Represents the average monthly builder homes sold over the last twelve months ended September 30, 2018.
(c) GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition, and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenue less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest.
(d) The 1.6 acre commercial site sold in Q3 2018 was reacquired in 2014 at market value as the original purchaser did not proceed with construction. Our cost basis plus holding costs slightly exceeded the Q3 2018 sale price.
NM - Not meaningful.

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Ward Village Condominiums

	Waiea (a)	Anaha (b)	Ae'o	Ke Kilohana (c)	Total
Key Metrics					
Type of building	Ultra-Luxury	Luxury	Upscale	Workforce	
Number of units	174	317	465	423	1,379
Avg. unit Sq. Ft.	2,174	1,417	834	696	1,095
Condo Sq. Ft.	378,238	449,205	388,039	294,273	1,509,755
Street retail Sq. Ft.	8,200	16,100	68,300	21,900	114,500
Stabilized retail NOI ($ in thousands)	$453	$1,152	$1,557	$1,081	$4,243
Stabilization year	2017	2019	2019	2020	
Development progress					
Status	Opened	Opened	Under Construction	Under Construction	
Start date	2Q14	4Q14	1Q16	4Q16	
Completion date (actual or est.)	Complete	Complete	4Q18	2Q19	
Total development cost ($m)	$442.3	$401.3	$428.5	$218.9	$1,491.0
Cost-to-date ($m)	$399.1	$385.9	$365.1	$146.1	$1,296.2
Remaining to be funded ($m)	$43.2	$15.4	$63.4	$72.8	$194.8
Financial Summary (Dollars in thousands, except per sq. ft.)					
Units closed (through Q3 2018)	164	313	—	—	477
Units under contract (through Q3 2018)	3	1	465	395	864
Total % of units closed or under contract	96.0%	99.1%	100.0%	93.4%	97.2%
Units Closed (current quarter)	2	—	—	—	2
Units under contract (current quarter)	—	1	1	—	2
Square footage closed or under contract (total)	347,082	434,157	388,039	264,488	1,433,766
Total % square footage closed or under contract	91.8%	96.7%	100.0%	89.9%	95.0%
Target condo profit margin at completion (excl. land cost)	—	—	—	—	~30%
Total cash received (closings & deposits)	—	—	—	—	$1,284,319
Total GAAP revenue recognized	—	—	—	—	$1,114,168
Expected avg. price per sq. ft.	$1,900 - $1,950	$1,100 - $1,150	$1,300 - $1,350 (d)	$700 - $750	$1,300 - $1,325
Expected construction costs per retail sq. ft.	—	—	—	—	~$1,100
Deposit Reconciliation (in thousands)					
Deposits from sales commitment					
Spent towards construction	$117,916	$80,268	$68,241	$20,853	$287,278
Held for future use (e)	$410	$3,376	$74,868	$1,251	$79,905
Total deposits from sales commitment	**$118,326**	**$83,644**	**$143,109**	**$22,104**	**$367,183**

(a) We began delivering units at Waiea in November 2016. As of September 30, 2018, we have closed on 164 units. We have three under contract, and seven units remain to be sold.
(b) We began delivering units at Anaha in October 2017. As of September 30, 2018, we have closed on 313 units. We have one unit under contract, and three units remain to be sold.
(c) Ke Kilohana consists of 375 workforce units and 49 market rate units. As of September 30, 2018, we have entered into contracts for 395 of the units.
(d) Pricing at Ae'o has benefited from the continued strong demand at Ward Village.
(e) Total deposits held for future use are shown in Restricted cash on the balance sheet.

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Other Assets

Property Name	City, State	% Own	Acres	Notes
Planned Future Development				
The Elk Grove Collection	Elk Grove, CA	100%	64	Plan to build a 400,000 sq. ft. outlet retail center. Sold 36 acres for $36 million in total proceeds in 2017.
Landmark Mall	Alexandria, VA	100%	33	Plan to transform the mall into an open-air, mixed-use community. In January 2017, we acquired the 11.4 acre Macy's site for $22.2 million.
Cottonwood Mall	Holladay, UT	100%	54	Under contract to sell in separate parcels. First closing expected in 2019.
Circle T Ranch and Power Center	Westlake, TX	50%	207	50/50 joint venture with Hillwood Development Company. In 2016, HHC sold 72 acres to an affiliate of Charles Schwab Corporation.
West Windsor	West Windsor, NJ	100%	658	Zoned for approximately 6 million square feet of commercial uses.
Monarch City (formerly known as AllenTowne)	Allen, TX	100%	238	Located 27 miles north of Downtown Dallas. Agricultural property tax exemptions are in place for most of the property, which reduces carrying costs.
Bridges at Mint Hill	Charlotte, NC	91%	210	Zoned for approximately 1.3 million square feet of commercial uses.
Maui Ranch Land	Maui, HI	100%	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
Fashion Show Air Rights	Las Vegas, NV	80%	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100%	1	The one-acre site is situated at the entrance of the Seaport district. While the Company is in the initial planning stages for this strategic site, it will continue to be used as a parking lot.
Sterrett Place	Columbia, MD	100%	3	In November 2017, we acquired the note secured by the land and improvements for a purchase price of $5.3M. In 2018, we foreclosed on the property, resulting in the acquisition of the land and improvements.
American City Building	Columbia, MD	100%	3	On December 20, 2016, we acquired the American City Building, a 117,098 square foot building in Columbia, Maryland, for $13.5 million. We are in the process of formulating redevelopment plans for this property.

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Debt Summary

(In thousands)	September 30, 2018	December 31, 2017
Fixed-rate debt:		
Unsecured 5.375% Senior Notes due 2025	$ 1,000,000	$ 1,000,000
Secured mortgages, notes and loans payable	635,637	499,299
Special Improvement District bonds	16,058	27,576
Variable-rate debt:		
Mortgages, notes and loans payable, excluding condominium financing (a)	1,411,931	1,317,311
Condominium financing (a)	232,860	33,603
Mortgages, notes and loans payable	3,296,486	2,877,789
Unamortized bond issuance costs	(6,301)	(6,898)
Deferred financing costs, net	(28,975)	(12,946)
Total consolidated mortgages, notes and loans payable	3,261,210	2,857,945
Total unconsolidated mortgages, notes and loans payable at pro-rata share	94,856	84,983
Total Debt	**$ 3,356,066**	**$ 2,942,928**

Net Debt on a Segment Basis, at share as of September 30, 2018

(In thousands) Segment Basis (b)	Master Planned Communities	Operating Assets	Strategic Developments	Segment Totals	Non- Segment Amounts	Total
Mortgages, notes and loans payable, excluding condominium financing (a)	$ 229,934	$ 1,674,875	$ 214,582	$ 2,119,391	$ 1,003,814	$ 3,123,205
Condominium financing (a)	—	—	232,860	232,860	—	232,860
Less: cash and cash equivalents (b)	(111,704)	(91,095)	(76,274)	(279,074)	(239,878)	(518,952)
Special Improvement District receivables	(23,747)	—	—	(23,747)	—	(23,747)
Municipal Utility District receivables	(237,567)	—	—	(237,567)	—	(237,567)
TIF receivable	—	—	(6,048)	(6,048)	—	(6,048)
Net Debt	**$ (143,084)**	**$ 1,583,780**	**$ 365,120**	**$ 1,805,816**	**$ 763,936**	**2,569,752**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of September 30, 2018 (c)

(In thousands)	Remaining in 2018	2019	2020	2021	2022	2023	Thereafter	Total
Mortgages, notes and loans payable	$ 57,418	$ 92,700	$ 277,397	$ 582,878	$ 207,312	$ 673,880	$ 1,391,597	$ 3,281,996
Interest Payments	41,371	161,344	151,204	129,272	108,276	90,345	155,635	847,631
Ground lease and other leasing commitments	2,024	8,119	8,259	8,097	7,430	40,673	306,944	348,058
Total consolidated debt maturities and contractual obligations	**$ 100,813**	**$ 262,163**	**$ 436,860**	**$ 720,247**	**$ 323,018**	**$ 804,898**	**$ 1,854,176**	**$ 4,477,685**

(a) $654.0 million and $428.3 million of variable-rate debt has been swapped to a fixed-rate for the term of the related debt as of September 30, 2018 and December 31, 2017, respectively.
(b) Each segment includes our share of related cash and debt balances for all joint ventures included in Investments in Real Estate and Other Affiliates.
(c) Mortgages, notes and loans payable and condominium financing are presented based on extended maturity date. Extension periods generally may be exercised at our option at the initial maturity date, subject to customary extension terms that are based on property performance as of the initial maturity date and/or extension date. Such extension terms may include, but are not limited to, minimum debt service coverage, minimum occupancy levels or condominium sales levels, as applicable, and other performance criteria. We may have to pay down a portion of the debt if we do not meet the requirements to exercise the extension option.

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Property-Level Debt

(Dollars in thousands)

Asset		Q3 2018 Principal Balance	Contract Interest Rate	Interest Rate Hedge		Current Annual Interest Rate	Initial / Extended Maturity (a)
Master Planned Communities							
The Woodlands Master Credit Facility	$	150,000	L+275	Floating/Cap		5.00%	Apr-20 / Apr-21
Bridgeland Credit Facility		65,000	L+315	Floating		5.55%	Nov-20 / Nov-22
		215,000					
Operating Assets							
Outlet Collection at Riverwalk		52,388	L+275	Floating		5.01%	Oct-17 / Oct-18
250 Water Street		128,231	0%, 6.00%	Fixed		—%	Dec-18 / Jun-20
Three Hughes Landing		51,526	L+260	Floating		4.86%	Dec-18 / Dec-20
The Woodlands Resort & Conference Center		62,500	L+325	Floating		5.51%	Dec-18 / Dec-20
Downtown Summerlin		268,609	L+215	Floating		4.41%	Sep-20 / Sep-21
Two Merriweather		23,803	L+250	Floating		4.76%	Oct-20 / Oct-21
HHC 242 Self-Storage		6,506	L+260	Floating		4.86%	Oct-19 / Oct-21
HHC 2978 Self-Storage		5,943	L+260	Floating		4.86%	Jan-20 / Jan-22
20/25 Waterway Avenue		13,459	4.79%	Fixed		4.79%	May-22
Millennium Waterway Apartments		54,341	3.75%	Fixed		3.75%	Jun-22
Aristocrat		11,247	P + 40	Floating		5.29%	Oct-22
Two Summerlin		6,717	P + 40	Floating		5.29%	Oct-22
Lake Woodlands Crossing Retail		8,427	L+180	Floating		4.06%	Jan-23
Corporate Credit Facility		615,000	L+165	Floating/Swap	(b)	4.61%	Sep-23
9303 New Trails		11,710	4.88%	Fixed		4.88%	Dec-23
4 Waterway Square		34,292	4.88%	Fixed		4.88%	Dec-23
3831 Technology Forest Drive		21,678	4.50%	Fixed		4.50%	Mar-26
Kewalo Basin Harbor		1,297	L+275	Floating		5.01%	Sep-27
Millennium Six Pines Apartments		42,500	3.39%	Fixed		3.39%	Aug-28
3 Waterway Square		49,346	3.94%	Fixed		3.94%	Aug-28
One Hughes Landing		52,000	4.30%	Fixed		4.30%	Dec-29
Two Hughes Landing		48,000	4.20%	Fixed		4.20%	Dec-30
One Lakes Edge		69,440	4.50%	Fixed		4.50%	Mar-29 / Mar-31
Constellation Apartments		24,200	4.07%	Fixed		4.07%	Jan-33
Hughes Landing Retail		35,000	3.50%	Fixed		3.50%	Dec-36
Columbia Regional Building		25,000	4.48%	Fixed		4.48%	Feb-37
	$	1,723,160					

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Property-Level Debt (con't)

(Dollars in thousands)

Asset		Q3 2018 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Strategic Developments						
Ke Kilohana	$	69,393	L+325	Floating	5.51%	Dec-19 / Dec-20
Ae'o		163,467	L+400	Floating/Cap	6.26%	Dec-19 / Dec-21
100 Fellowship Drive		31,908	L+150	Floating	3.76%	May-22
Aristocrat		4,501	P+40	Floating	5.29%	Oct-22
Two Summerlin		7,575	P+40	Floating	5.29%	Oct-22
Bridgeland Apartments		—	L+225	Floating	4.51%	Jul-22 / Jul-23
110 North Wacker		38,981	L+300	Floating/Collar	5.26%	Apr-22 / Apr-24
6100 Merriweather (c)		—	L+275	Floating	5.01%	Sep-22 / Sep-24
Columbia Multifamily (c)		—	L+275	Floating	5.01%	Sep-22 / Sep-24
Tanager Apartments (d)		—	L+225	Floating	4.05%	Oct-21 / Oct-24
Summerlin Ballpark		13,514	4.92%	Fixed	4.92%	Dec-39
		329,339				
Total (e)	$	2,267,499				

(a) Extended maturity assumes all extension options are exercised if available based on property performance.
(b) The credit facility bears interest at one-month LIBOR plus 1.65%, but the $615.0 million term loan is swapped to an overall rate equal to 4.61%. The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Centers, One Mall North, One Merriweather, 1701 Lake Robbins, 1725-1735 Hughes Landing Boulevard, Creekside Village, Lakeland Village, Embassy Suites at Hughes Landing, The Westin at The Woodlands and certain properties at Ward Village.
(c) Formerly known as Three Merriweather.
(d) Formerly known as Downtown Summerlin Apartments.
(e) Excludes JV debt, Corporate level debt, and SID bond debt related to Summerlin MPC & Retail.

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Summary of Ground Leases Summary of Ground Leases Minimum Contractual Ground Lease Payments (dollars in thousands) Future Cash Payments Pro-Rata Three months ended Remaining Year Ending December 31, Ground Leased Asset Share Expiration Date September 30, 2018 2018 2019 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 576 $ 564 $ 2,131 $ 57,455 $ 60,150 Seaport 100% 2031 (b) 403 403 1,636 204,078 206,117 Kewalo Basin Harbor 100% 2049 75 75 300 8,900 9,275 $ 1,054 $ 1,042 $ 4,067 $ 270,433 $ 275,542 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is 12/30/2031 but subject to extension options through 12/31/2072. HowardHughes.com 214.741.7744 26

Definitions Definitions Under Construction - Projects in the Strategic Developments segment for which construction has commenced as of September 30, 2018, unless otherwise noted. This excludes MPC and condominium development. Unstabilized - Properties in the Operating Assets segment that have been in service for less than 36 months and do not exceed 90% occupancy. Stabilized - Properties in the Operating Assets segment that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Net Operating Income (NOI) - We define NOI as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs and, unless otherwise indicated, Equity in earnings from Real Estate and Other Affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that net operating income (“NOI”) is a useful supplemental measure of the performance of our Operating Assets because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. HowardHughes.com 214.741.7744 27

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

(In thousands)	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	YTD Q3 2018	YTD Q3 2017
Total Operating Assets segment EBT (a)	$ (9,415)	$ 4,715	$ 7,269	$ (11,834)	$ (12,061)	$ 2,569	$ (11,829)
Depreciation and amortization	28,329	25,688	25,173	33,503	33,885	79,190	88,918
Interest expense (income), net	18,891	17,308	16,687	15,580	15,940	52,886	46,004
Equity in earnings (loss) from real estate and other affiliates	529	1,001	(2,586)	472	(317)	(1,056)	(3,739)
Straight-line rent revenue	(3,632)	(2,867)	(3,052)	(2,801)	(1,421)	(9,551)	(5,198)
Other	3,098	(324)	46	492	290	2,820	348
Total Operating Assets NOI - Consolidated	**37,800**	**45,521**	**43,537**	**35,412**	**36,316**	**126,858**	**114,504**
Dispositions							
Cottonwood Square	—	—	—	(250)	(165)	—	—
Park West	—	—	—	(1)	8	—	(61)
Total Operating Asset Dispositions NOI	—	—	—	**(251)**	(157)	—	**(61)**
Consolidated Operating Assets NOI excluding properties sold or in redevelopment	**37,800**	**45,521**	**43,537**	**35,161**	**36,159**	**126,858**	**114,443**
Company's Share NOI - Equity investees	**891**	**664**	**575**	**1,084**	**1,186**	**2,130**	**3,315**
Distributions from Summerlin Hospital Investment	—	—	**3,435**	—	—	**3,435**	**3,383**
Total NOI	**$ 38,691**	**$ 46,185**	**$ 47,547**	**$ 36,245**	**$ 37,345**	**$ 132,423**	**$ 121,141**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments. Prior periods have been adjusted to be consistent with fiscal 2018 presentation.

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Reconciliation of Non-GAAP Measures (con't)

Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue:	Three Months Ended September 30,		Nine Months Ended September 30,	
(In thousands)	2018	2017	2018	2017
Total residential land sales closed in period	$ 116,973	$ 45,467	$ 204,812	$ 133,258
Total commercial land sales closed in period	1,362	—	2,760	4,299
Net recognized (deferred) revenue:				
Bridgeland	127	2,234	131	7,356
Summerlin	1,345	3,166	5,232	22,333
Total net recognized (deferred) revenue	1,472	5,400	5,363	29,689
Special Improvement District bond revenue	7,923	4,039	13,789	10,285
Total land sales revenue - GAAP basis	$ 127,730	$ 54,906	$ 226,724	$ 177,531
Total MPC segment revenue - GAAP basis	$ 143,135	$ 64,929	$ 261,665	$ 211,711

Reconciliation of MPC segment EBT to MPC Net Contribution:	Three Months Ended September 30,		Nine Months Ended September 30,	
(In thousands)	2018	2017	2018	2017
MPC segment EBT	$ 88,917	$ 40,465	$ 172,338	$ 137,747
Plus:				
Cost of sales - land	57,183	29,043	109,609	88,288
Depreciation and amortization	79	76	245	247
MUD and SID bonds collections, net	(347)	1,643	(5,351)	1,961
Less:				
MPC development expenditures	(45,444)	(45,772)	(136,705)	(136,745)
MPC land acquisitions	(1,010)	—	(3,565)	(1,415)
Equity in earnings in Real Estate and Other Affiliates	(8,529)	(6,480)	(31,012)	(21,552)
MPC Net Contribution	$ 90,849	$ 18,975	$ 105,559	$ 68,531

Reconciliation of Segment EBTs to Net Income	Three Months Ended September 30,		Nine Months Ended September 30,	
(In thousands)	2018	2017	2018	2017
MPC segment EBT	$ 88,917	$ 40,465	$ 172,338	$ 137,747
Operating Assets segment EBT	(9,415)	(12,061)	2,569	(11,829)
Strategic Developments segment EBT	(3,196)	31,188	1,562	129,667
Corporate and other items	(44,973)	(43,229)	(151,041)	(204,444)
Income before taxes	31,333	16,363	25,428	51,141
Provision for income taxes	(7,487)	(5,846)	(5,628)	(31,846)
Net income	23,846	10,517	19,800	19,295
Net loss attributable to noncontrolling interests	(482)	(12)	(51)	(12)
Net income attributable to common stockholders	$ 23,364	$ 10,505	$ 19,749	$ 19,283

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